Exhibit 10.4- Form of Class B.1 Warrant

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Right to Purchase ________ shares of Common Stock of Medlink International, Inc. (subject to adjustment as provided herein)

CLASS A COMMON STOCK PURCHASE WARRANT

No. B.1-                                                                                                 Issue Date: November 26, 2010
MEDLINK INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware (together with any corporation which shall succeed or assume its obligations, the “Company” or “Borrower”), hereby certifies that, for value received, [Insert name of Holder], with an address at [Insert Address], or its successors, representatives and permitted assigns (collectively, “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m. EST on the fifth anniversary of the Issue Date (the “Expiration Date”), up to [Insert number equal to 50% of the shares of common stock issuable upon full conversion of the Debenture at the initial Conversion Price] fully paid and nonassessable shares (the “Shares”) of Common Stock (as defined herein) of the Company at a per share exercise price of $1.50.  The aforedescribed exercise price per share, as adjusted from time to time as herein provided, is referred to herein as the “Exercise Price.”  The number and character of Shares of Common Stock and the Exercise Price are subject to adjustment as provided herein.  The Company may reduce the Exercise Price for some or all of this class of warrants (each, a “Warrant” and together, the “Warrants”), temporarily or permanently, provided such reduction is made as to all outstanding Warrants for all Holders of such Warrants.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement, dated as of November 26, 2010 (the “Subscription Agreement”), by and among the Company, Holder and the other signatories thereto.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)           “Common Stock” means (i) the Company’s common stock, $0.001 par value per share, as authorized on the date of the Subscription Agreement and (ii) the shares of common stock issuable upon conversion or exchange of any Other Securities pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(b)            “Other Securities” means any capital stock (other than Common Stock) and other securities of the Company or any other Person which Holder at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to the Common Stock of the Company, or which at any time shall be issuable or shall have been issued in exchange for, or in replacement of, Shares of Common Stock of the Company or Other Securities pursuant to Section 4 hereof or otherwise.

(c)           “Warrant Shares” means the Shares of Common Stock issuable upon exercise of this Warrant.

1.           Exercise of Warrant.

1.1.           Number of Shares Issuable Upon Exercise.  From and after the Issue Date and through and including the Expiration Date, Holder shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2.           Full Exercise.  This Warrant may be exercised in full by Holder by delivering to the Company an original or facsimile copy of the form of exercise notice attached as Exhibit A hereto (the “Exercise Form”) duly executed by Holder and payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of Shares of Common Stock for which this Warrant is then exercisable by the Exercise Price then in effect.  The original Warrant is not required to be surrendered to the Company until it has been fully exercised.

1.3.           Partial Exercise.  This Warrant may be exercised in part (but not for a fractional share) by Holder by delivering to the Company an Exercise Form in the manner and at the place provided in Section 1.2 hereof, except that the amount payable by Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole Shares of Common Stock designated by Holder in the Exercise Form by (b) the Exercise Price then in effect.  Upon the surrender of the original Warrant by Holder for any such partial exercise, the Company, at its sole expense, shall forthwith issue and deliver to, or upon the order of, Holder a new Warrant of like tenor, in the name of Holder or as Holder (upon payment by Holder of any applicable transfer taxes) may request, the whole number of Shares of Common Stock for which such Warrant may still be exercised.

1.4.           Fair Market Value. Fair Market Value of a Share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a)           If the Company’s Common Stock is traded on an exchange or on the NASDAQ Global Market, NASDAQ Global Select Market, NASDAQ Capital Market, the New York Stock Exchange or the NYSE Alternext, then the last reported sale price (as reported on Bloomberg L.P.) of Common Stock on the Trading Day immediately preceding the Determination Date;

(b)           If the Company’s Common Stock is not traded on an exchange or on the NASDAQ Global Market, NASDAQ Global Select Market, NASDAQ Capital Market, the New York Stock Exchange or the NYSE Alternext, but is traded on the Over-the-Counter Bulletin Board or in the over-the-counter market or Pink Sheets, then the last reported sale price (as reported on Bloomberg L.P.) of Common Stock on the Trading Day immediately preceding the Determination Date;

(c)           Except as provided in clause (d) below and Section 3.1 hereof, if the Company’s Common Stock is not publicly traded, then the Fair Market Value shall be as Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(d)           If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s certificate of incorporation, then the Fair Market Value is equal to all such amounts to be payable per share to holders of the Company’s Common Stock pursuant to the certificate of incorporation in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the certificate of incorporation, assuming for the purposes of this clause (d) that all of the Shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.5.           Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of Holder, acknowledge in writing its continuing obligation to afford to Holder any rights to which Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to Holder any such rights.

1.6.           Delivery of Stock Certificates, etc. on Exercise; Buy-In.  (a)  The Company agrees that, provided the full exercise price listed in the Exercise Form is received in accordance with Section 1.2 hereof, the Shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to Holder as the record owner of such Shares as of the close of business on the date on which the Exercise Form is delivered and payment made for such Shares. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter (“Warrant Share Delivery Date”), the Company, at its sole expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to Holder, or as Holder (upon payment by Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable Shares of Common Stock or Other Securities to which Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full Share of Common Stock, together with any other capital stock or other securities or property (including cash, where applicable) to which Holder is entitled upon such exercise pursuant to Section 1 hereof or otherwise.  The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to Holder.  As compensation to Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to Holder for any late issuance of Warrant Shares after exercise of this Warrant the proportionate amount of $25 per business day after the Warrant Share Delivery Date for each $10,000 amount of the Exercise Price for which this Warrant is exercised which are not timely delivered.  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.  Notwithstanding the foregoing, and in addition to any other remedies which may be available to Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, Holder may, in its sole and absolute discretion, revoke all or part of Holder’s Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date of notice of revocation or rescission is delivered to the Company.

(b)           In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the shares issuable upon exercise of this Warrant pursuant to an exercise on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares issuable upon exercise of this Warrant which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares issuable upon exercise of this Warrant that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares issuable upon exercise of this Warrant for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise for shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

1.7.           Automatic Exercise.   In the event this Warrant is exercisable pursuant to the provisions of Section 2 hereof on a cashless basis as of the close of the last Trading Day on or before the Expiration Date, then this Warrant, to the extent not previously unexercised and subject to the limitation in Section 10 of this Warrant, shall be deemed to have been automatically exercised without the requirement of any notice or delivery of the Exercise Form, pursuant to the terms of Section 2 of this Warrant.  Such Expiration Date will be deemed the exercise date for purposes of determining the Warrant Share Delivery Date and similar terms hereof.

2.           Exercise.

(a)           Payment upon exercise may be made at the option of Holder in its absolute discretion either in (i) wire transfer payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below, or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to Holder per the terms of this Warrant) and Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable Shares of Common Stock (or Other Securities) determined as provided herein. Notwithstanding the immediately preceding sentence, payment upon exercise may be made in the manner described in Section 2(b) below commencing one year after the Issue Date, but only with respect to Warrant Shares not included for unrestricted public resale in an effective registration statement.

(b)           Subject to the provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by delivery of a properly endorsed Exercise Form delivered to the Company by any means described in Section 14 hereof, in which event the Company shall issue to Holder a number of shares of Common Stock computed using the following formula:

X=Y (A-B)
          A

Where                      X=           the number of shares of Common Stock to be issued to Holder

Y=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A=	Fair Market Value

B=	Exercise Price (as adjusted to the date of such calculation)

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

3.           Adjustment for Reorganization, Consolidation, Merger, etc.

3.1.           Fundamental Transaction.  If, at any time while this Warrant is outstanding, a Fundamental Transaction (as defined herein) occurs, then, upon any subsequent exercise of this Warrant, Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of Holder in its sole and absolute discretion, (a) upon exercise of this Warrant, the number of Shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by Holder of the number of Shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in (1) a transaction where the consideration paid to holders of the Common Stock consists solely of cash, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act or (3) a transaction involving a Person not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, cash equal to the Black-Scholes Value.  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to Holder a new warrant consistent with the foregoing provisions and evidencing Holder’s right to exercise such warrant into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3.1 and ensuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  “Black-Scholes Value” shall be determined in accordance with the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the volume weighted average price (as determined by Bloomberg L.P.) (“VWAP”) of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of such request and (iii) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

(a)           A Fundamental Transaction is defined as the occurrence of any of the following (each, a “Fundamental Transaction”):

(i) Borrower effects any merger or  consolidation of Borrower with or into another entity where the other entity acquires more than 50% of the outstanding shares in one or a series of related transactions;

(ii) Borrower effects any sale or transfer of 40% in the aggregate, in one or a series of related transactions, of the properties and assets of Borrower to another Person(s) in any rolling twelve (12) month period;

(iii) any purchase, exchange or tender offer (whether by Borrower or another entity) is completed pursuant to which holders of an aggregate of 50% or more of the outstanding Shares of Common Stock of Borrower are permitted to tender or exchange their Shares for other securities (whether of Borrower or another Person), cash or property;

(iv) Borrower consummates a stock purchase or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons whereby such other Persons acquire more than the 50% of the outstanding Shares of Common Stock (not including any Shares of Common Stock held by such other Persons making or party to, or associated or affiliated with, the other Persons making or party to, such stock purchase or other business combination);

(v) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, in one or a series of related transactions, of 50% or more of the aggregate Common Stock of Borrower; or

(vi)         Borrower effects any reclassification of the Common Stock or any share exchange pursuant to which more than 50% of the Common Stock of Borrower is effectively converted into or exchanged for other securities (whether of Borrower or another Person), cash or property.  The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser.

3.2
Continuation of Terms.  Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the Person acquiring all or substantially all of the properties or assets of the Company, whether or not such Person shall have expressly assumed the terms of this Warrant as provided in Section 4 hereof.  In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then only in such event will the Company’s securities and property (including cash, where applicable) receivable by Holder of the Warrants be delivered to the Trustee as contemplated in connection with the events in this Section 3.2.

3.3           Share Issuance.  Until the Expiration Date, if the Company shall issue any Common Stock, except for the Excepted Issuances (as defined herein), prior to the complete exercise of this Warrant for a consideration less than the Exercise Price then in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Exercise Price shall be reduced to such other lower price for then outstanding Warrants.  For purposes of this adjustment, the issuance of any equity or debt instrument of the Company, other than the Excepted Issuances, carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Exercise Price upon the issuance of the above-described security, debt instrument, warrant, right or option if such issuance is at a price lower than the Exercise Price in effect upon such issuance and again at any time upon any actual, permitted, optional or allowed issuances of shares of Common Stock upon any actual, permitted, optional, or allowed exercise of such conversion or purchase rights if such issuance is at a price lower than the Exercise Price in effect upon any actual, permitted, optional, or allowed issuance. Other than with respect to Excepted Issuances, Common Stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.001 per share of Common Stock.  The reduction of the Exercise Price described in this Section 3.3 is in addition to the other rights of Holder described in the Subscription Agreement. Upon any reduction of the Exercise Price, the number of Shares of Common Stock that Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of Shares of Common Stock that would otherwise (but for the provisions of this Section 3.3) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 3.3) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise. For purposes of this Section 3.3, (“Excepted Issuances”) shall mean:  (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements, (iii) the Company’s issuance of restricted Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, advisory board members, and consultants pursuant to plans approved by the Company’s board of directors, or (iv) as a result of the exercise of Warrants or conversion of Notes which are granted or issued pursuant to this Agreement and related Agreements entered into on the unamended terms in effect on the Closing Date.

3.4           Adjustments for Event of Default.  (a)  Adjustment of Exercise Price.  Upon the occurrence of an Event of Default (as defined in the Note), the Exercise Price shall be adjusted to the lower of (i) the VWAP for the five (5) Trading Days immediately preceding the date of the occurrence of the Event of Default and (ii) the then applicable Warrant Exercise Price (the “Default Exercise Price”).

(b)           Issuance of Penalty Warrants.  Upon the occurrence of an Event of Default, Holder shall be entitled to receive additional warrants for each ninety (90) day period the Company remains in default for a default that curable by the Company using its best efforts, under the same terms and conditions of this Warrant (including, but not limited to, the adjustment of the Exercise Price to the Default Exercise Price as set forth in Section 3.4(a) above), in an amount equal to 25% of the original amount of the Warrants issued hereunder.  Such additional Warrants shall be issued in accordance with the procedures set forth in Section 1.6 hereof and shall become due on the first day of every such 90 day period

4.           Extraordinary Events Regarding Common Stock.  In the event that the Company shall (a) issue additional Shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding Shares of Common Stock or (c) combine its outstanding Shares of the Common Stock into a smaller number of Shares of Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of Shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of Shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 4. The number of Shares of Common Stock that Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of Shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

5.           Certificate as to Adjustments.  In each case of any adjustment or readjustment in the Shares of Common Stock (or Other Securities) issuable upon exercise of the Warrants, the Company, at its sole expense, shall promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional Shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of Shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding and (c) the Exercise Price and the number of Shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to Holder and any Warrant Agent of the Company that is appointed pursuant to Section 11 hereof.

6.           Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements.   The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all Shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of the Warrant.  This Warrant entitles Holder, upon written request, to receive copies of all financial and other information distributed or required to be distributed to holders of the Company’s Common Stock.

7.           Assignment; Exchange of Warrant.  Subject to compliance with applicable securities laws, this Warrant and the rights evidenced hereby may be transferred by any registered Holder (a “Transferor”). On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”), and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of Shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8.           Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.           Registration Rights.  Holder of this Warrant has been granted certain registration rights by the Company, as set forth in the Subscription Agreement.  The terms of the Subscription Agreement are incorporated herein by reference.

10.           Maximum Exercise.  Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of Shares of Common Stock which would be in excess of the sum of (i) the number of Shares of Common Stock beneficially owned by Holder and its Affiliates on an exercise date, (ii) the number of Shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date and (iii) the number of Shares of Common Stock issuable upon the conversion of the Note, which would result in beneficial ownership by Holder and its Affiliates of more than 4.99% of the outstanding Shares of Common Stock on such date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.  Subject to the foregoing, Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%.  The restriction described in this paragraph may be waived, in whole or in part, upon sixty-one (61) days’ prior notice from Holder to the Company to increase such percentage to up to 9.99%, but not in excess of 9.99%.  Holder may decide whether to convert a Note or exercise this Warrant to achieve an actual 4.99% or up to 9.99% ownership position as described above, but not in excess of 9.99%.

11.           Warrant Agent.  The Company may, by written notice to Holder, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1 hereof, exchanging this Warrant pursuant to Section 7 hereof and replacing this Warrant pursuant to Section 8 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

12.           Transfer on the Company’s Books.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13.           Redemption of Warrants. (a)  In the event that (i) (A) the closing bid price of the Company's Common Stock (as reported by OTC Bulletin Board or any other quotation medium on which the Common Stock is then traded) or (B) the closing sale price of the Company’s Common Stock on the Principal Market where it is traded and listed) is at least equal to $6.00 (the “Call Value”) (subject to adjustment for stock splits, stock dividends, reorganizations, and the like) for a twenty (20) consecutive trading day period (“Pre-Call Period”), and (ii) for each trading day during the Pre-Call Period, the trading volume for the Company's Common Stock is at least 70,000 shares, then the Company shall have the right, upon at least ten (10) trading days' prior written notice to the Holder (the “Redemption Notice”), to redeem all or any portion of the shares underlying this Warrant (not previously exercised), at a redemption price equal to the difference between (A) the Call Value per share and (B) the then current per share exercise price (subject to adjustment for stock splits, stock dividends, reorganizations, and the like), which Warrant shall thereafter immediately expire. However, the Company may not exercise such redemption right more than once in any calendar quarter.

(b)           Any redemption hereunder shall occur on the date specified in the Redemption Notice (“Redemption Date”), provided that such Redemption Date shall occur at least  ten (10) trading days following the date on which the Holder received the Redemption Notice (the “Redemption Notice Date”). The period from the Redemption Notice Date to the Redemption Date shall be referred to herein as the “Post-Call Period”. The Holder may exercise this Warrant, including any portion subject to a Redemption Notice, at any time and from time to time during the Post-Call Period, and the Company shall honor all exercises of this Warrant by the Holder during the Post-Call Period. Any Redemption Notice under this Section shall be irrevocable. If the Company intends to redeem less than all of the then outstanding Warrants issued to Holder under the Subscription Agreement, it shall do so on a pro rata basis among all Subscribers in accordance with this Section. Failure by the Company to redeem this Warrant on a timely basis after delivering a Redemption Notice shall result in the Company being prohibited from exercising such right pursuant to this Section again and shall be a material Event of Default.

(c)           Notwithstanding anything to the contrary herein, the Company shall be prohibited from exercising its right to redeem this Warrant pursuant to this Section unless at all times during the Pre-Call Period and Post-Call Period all the Warrant Shares with respect to this Warrant are covered by an effective registration statement under the 1933 Act and a deliverable prospectus, or such Warrant Shares are freely tradable without such registration.

14.           All notices, demands, requests, consents, approvals and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable overnight air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice in accordance with this Section.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) on the first business day following the date of mailing by reputable overnight air courier service, fully prepaid, addressed to such address or (c) three (3) business days after in the mail or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company, to:
Medlink International, Inc.
Attn: Ray Vuono, CEO
1 Roebling Court
Ronkonkama, NY 11779
Facsimile: (888)228-3578

If to Holder:
To the address and facsimile number listed on the first paragraph of this Note.

With a copy to (which copy shall not constitute notice):
Anslow & Jaclin LLP
Attn: Joseph M. Lucosky, Esq.
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Facsimile: (732) 577-1188

15.           Law Governing This Warrant.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party hereto against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The Company and Holder waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.   Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Warrant or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

[Signature page follows]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

MEDLINK INTERNATIONAL, INC. By: Name: Title:

Exhibit A

FORM OF EXERCISE NOTICE
(to be signed only on exercise of Warrant)
TO:  MEDLINK INTERNATIONAL, INC.
The undersigned, pursuant to the provisions set forth in the attached Warrant (No. A-___), hereby irrevocably elects to purchase (check applicable box):

___           ________ Shares of the Common Stock covered by such Warrant; or
___           the maximum number of Shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2 of the Warrant.

The undersigned herewith makes payment of the full exercise price for such Shares at the price per share provided for in the attached Warrant, which is $___________.  Such payment takes the form of (check applicable box or boxes):

___           $__________ in lawful money of the United States; and/or
___           the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ Shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___           the cancellation of such number of Shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2 of the Warrant, to exercise this Warrant with respect to the maximum number of Shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2 of the Warrant.

The undersigned requests that the certificates for such Shares be issued in the name of and delivered pursuant to DTC instructions below or to _______________________________________________ whose address is _______________________________________________________
______________________________________ .

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the attached Warrant shall be made pursuant to registration of the Common Stock under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act.

DTC Instructions: __________________________________________________________________________________

Dated:___________________	(Signature must conform to name of holder as specified on the face of the Warrant) (Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)
For value received, the undersigned hereby sells, assigns and transfers unto the Person(s) named below under the heading “Transferees” the right represented by the attached Warrant to purchase the percentage and number of Shares of Common Stock of Medlink International, Inc. to which the attached Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such Person(s) and appoints each such Person Attorney to transfer its respective right on the books of Medlink International, Inc. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: ______________, ___________ Signed in the presence of: (Name) ACCEPTED AND AGREED: [TRANSFEREE] (Name)	(Signature must conform to name of holder as specified on the face of the warrant) (address) (address)